Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 (File No. 333-202454) of NorthStar Asset Management Group Inc. and
(2) Registration Statement on Form S-8 (File No. 333-197104) pertaining to the NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan;
of our report dated April 14, 2016, with respect to the consolidated financial statements of Townsend Holdings LLC and Subsidiaries included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP
Cleveland, Ohio
April 14, 2016